UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2011

Hercules Technology Growth Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00702	74-3113410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of Principal Executive Offices)	(Zip Code)

(650) 289-3060

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Information set forth in Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 20, 2011, Hercules Technology Growth Capital, Inc. (the “Company”), through a special purpose wholly-owned subsidiary of the Company, Hercules Funding II LLC, renewed its two-year revolving senior secured credit facility with Wells Fargo Capital Finance, LLC (“WFCF”). The revolving credit facility will expire on June 20, 2014. The new facility contains an accordion feature, in which the Company can increase the credit line up to an aggregate of $300 million, funded by additional lenders and with the agreement of WFCF and subject to other customary conditions. There can be no assurances that additional lenders will join the new credit facility. This new arrangement replaces the previous $300 million WFCF credit facility, under which WFCF had committed $50 million in capital.

Under the new three-year senior secured facility, WFCF has a commitment of $75 million. Borrowings under the credit facility will generally bear interest at a rate per annum equal to LIBOR plus 3.50% with a floor of 5.00%. The credit facility requires the payment of a monthly non-use fee and has an advance rate equal to 50% of eligible loans placed in the collateral pool. The credit facility generally requires payment of interest on a monthly basis. All outstanding principal is due upon maturity. The Company paid a closing fee of $1.1 million.

The Company has various financial and operating covenants required by the credit facility. These covenants require the Company to maintain certain financial ratios and a minimum tangible net worth. The credit facility provides for customary events of default, including, but not limited to, payment defaults, breach of representations or covenants, bankruptcy events and change of control.

The foregoing description of the revolving credit facility does not purport to be complete and is qualified in its entirety by reference to the full text of the loan and security agreement attached hereto as Exhibit 10.1.

Item 8.01 Other Events

The Company also entered into the fourth amendment (the “Amendment”) to its loan and security agreement for its $20 million revolving secured credit facility with Union Bank, N.A. The Amendment extends the borrowing termination date to September 30, 2011. The Amendment also amends the maturity date of Union Bank’s $20 million commitment to mean the earliest of: (a) December 31, 2011; (b) the date on which Union Bank’s obligation to make loans is terminated and the obligations are declared to be due and payable or the commitment is terminated; and (c) the date of prepayment in full by the Company.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Second Amendment to Loan and Security Agreement between the Company and Wells Fargo Capital Finance, LLC, dated June 20, 2011

10.2	Fourth Amendment to Loan and Security Agreement between the Company and Union Bank, N.A., dated June 7, 2011

99.1	Press release dated June 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hercules Technology Growth Capital, Inc.

Date: June 23, 2011	By:	/s/ SCOTT HARVEY
Scott Harvey
Chief Legal Officer